EXHIBIT 23.1



                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use in this Form S-4 Registration Statement of our report dated February 21, 2002 included herein and to all references to our Firm included in this Form S-4 Registration Statement.



/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP



Los Angeles, California
April 16, 2002